EXHIBIT 99.1

Clarient Reports Strong Revenue Increase for Fourth Quarter and Full-Year 2008

New Molecular Tests and Increasing Case Volumes Drive 78 Percent Revenue Growth in the Fourth Quarter of 2008 as Compared to the Prior Year Period

ALISO VIEJO, Calif., March 11 /PRNewswire-FirstCall/ — Clarient, Inc. (Nasdaq: CLRT), a premier anatomic pathology and molecular testing services resource for pathologists, oncologists, and the pharmaceutical industry, today reported preliminary financial results for its fourth quarter and year ended December 31, 2008. Financial results included a 78% increase in revenue for the fourth quarter of 2008 versus the fourth quarter of 2007, and a 72% increase in revenue for the year ended December 31, 2008 versus 2007.

Fourth quarter 2008 revenue from continuing operations was $21.9 million, compared to $12.4 million for the same period in 2007, and $19.0 million for the third quarter 2008. Clarient has posted 18 consecutive quarters of sequential revenue growth. Revenue in 2008 was $73.7 million versus $43.0 million in 2007.

Case volume in the fourth quarter increased 39% from the same period in 2007 to 29,845 cases. For the year ended December 31, 2008, testing volume totaled 108,610 cases, up 46% from the same period in 2007, indicating continued success of the Company’s new customer acquisition and depth of menu strategies. The Company’s client base of oncology and pathology practices in the U.S. increased to approximately 900 active clients at December 31, 2008 from approximately 675 active clients at December 31, 2007.

“Clarient’s top-line growth continues to be driven by newer, higher value diagnostic services for a broad range of cancers, coupled with favorable reimbursement rates,” said Ron Andrews, Clarient Vice Chairman and Chief Executive Officer. “We believe these drivers differentiate Clarient from traditional diagnostic labs and are propelling us to sustainable, positive adjusted EBITDA and operating earnings in 2009.”

The Company also stated that the expansion of the Clarient sales force, commercialization of new biomarkers and the introduction of other new technologies and services will be key milestones in 2009.

Andrews continued, “Our growth strategy continues to focus on three components: increasing our sales reach into underserved territories; expanding the depth and breadth of our molecular pathology service offering; and launching new, proprietary biomarkers. We expect to complete the full market launch of Clarient Insight™ Dx Breast Cancer Profile, an important addition to our menu of cancer diagnostic services, by the end of the first quarter of 2009. In addition, we are currently in the process of expanding our sales organization to 40 representatives by midyear, up from 22 this time last year, and we continue to look for complementary opportunities to develop an East Coast presence. We believe this combination of new tests, services and sales talent should continue the trend of strong revenue growth in 2009. We reiterate our full year 2009 revenue guidance of between $93 million and $98 million.”

Operating expenses were $12.9 million for the fourth quarter of 2008, up 54.6% from $8.3 million in the same quarter of 2007. For the full year 2008, operating expenses totaled $42.3 million, versus $28.0 million in 2007. Increased operating expenses reflect, in part, the Company’s additions to staff to support business growth, higher accounting and legal fees related to the transition to internally managed in-house billing and collection operations, and increased bad debt expense related to aged receivables that were previously administered by the Company’s former external billing agent.

The Company’s operating income for the fourth quarter of 2008 was $0.1 million, compared with an operating loss of $3.2 million for the same period of 2007. For the year ended December 31, 2008, operating loss was $1.5 million versus $11.8 million in 2007.

Adjusted EBITDA (defined below) for the fourth quarter of 2008 was $0.9 million, compared to an adjusted EBITDA loss of $1.8 million for the same quarter of 2007. For the year ended December 31, 2008, adjusted EBITDA was $3.5 million, versus adjusted EBITDA loss of $6.6 million in 2007. The Company reported net losses of $2.3 million and $9.6 million for the fourth quarter and year ended December 31, 2008, respectively, compared to net losses of $3.9 million and $8.8 million in the respective periods of 2007. Net losses per share were $0.03 and $0.13 for the fourth quarter of 2008 and year ended December 31, 2008, respectively. Clarient’s net losses per share were $0.05 and $0.12 for the fourth quarter of 2007 and year ended December 31, 2007, respectively. The full year 2007 loss from continuing operations was $0.20 per share.

At December 31, 2008, the Company’s cash and cash equivalents totaled $1.8 million compared to $1.5 million at December 31, 2007. At December 31, 2008, the Company had $7.6 million available under existing lines of credit, versus $4.0 million available at December 31, 2007. As previously reported, the Company recently amended its credit facility with an affiliate of Safeguard Scientifics, Inc., providing the Company with a total of $30 million in debt financing via a revolving credit facility expiring April 2010, an increase of $9.0 million from its previous facility. In addition, the existing $12.0 million Comerica facility and $8.0 million Gemino facility were extended to March 2010 and January 2010, respectively.

The Company has been advised by its independent registered public accounting firm that, with respect to its audit of the Company’s consolidated financial statements for the year ended December 31, 2008, its audit opinion will contain an explanatory paragraph stating that substantial doubt exists with respect to the Company’s ability to continue as a “going concern”.

Clarient completed an initiative in the fourth quarter of 2008 to enhance the transparency of its financial statements, according to Raymond J. Land, Senior Vice President and Chief Financial Officer. “We will now report more line items within the Operating Expenses section of our Income Statement,” Mr. Land said. “We believe this expanded presentation will improve the understanding and comparability of our performance in an increasingly competitive market. We also will be adjusting certain expenses between cost of services and operating expenses for all periods presented within our December 31, 2008 Form 10-K to correct an income statement classification error discovered during the fourth quarter of 2008. Our investors will now have an improved view of our total cost mix.”

Commenting further, Mr. Land stated, “The recent extension of our financing facilities through fiscal year 2009 gives us access to liquidity sources which should enable us to achieve our 2009 goals. We believe our ability to extend our credit facilities in these turbulent financial markets is a validation by our lenders of the growing financial strength of Clarient.”

Conference Call

Clarient will hold a conference call to discuss fourth-quarter and 2008 results and the Company’s outlook for 2009. The call will include a period for questions and answers.

Date: Wednesday, March 11, 2009

Time: 5:00 p.m. Eastern

Call-in Number:	1-800-762-8779 (domestic)
+480-248-5081 (international)

Conference ID Number: 3992520

Webcast: www.clarientinc.com/investor

Web Replay: For those unable to participate during the live broadcast, the webcast replay will be archived at www.clarientinc.com/investor shortly after the call and will be available for one year.

About Clarient

Clarient combines innovative diagnostic technologies with world class pathology expertise to assess and characterize cancer. Clarient’s mission is to become the leader in cancer diagnostics by dedicating itself to collaborative relationships with the healthcare community to translate cancer discovery and research into better patient care. The Company’s principal customers include pathologists, oncologists, hospitals and biopharmaceutical companies. The rise of individualized medicine as the new direction in oncology has created the need for a centralized resource providing leading diagnostic technologies, such as flow cytometry and molecular testing. Clarient is that resource, having created a state-ofthe- art commercial cancer laboratory providing the most advanced oncology testing and diagnostic services available both onsite and over the web.  The Company is also developing new, proprietary “companion” diagnostic markers for therapeutics in breast, prostate, lung and colon cancers, and leukemia/lymphoma. Clarient is a Safeguard Scientifics, Inc. partner company. www.clarientinc.com

About Safeguard Scientifics

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Software as a Service (SaaS) / Internet-based Businesses, Technology-  Enabled Services and Vertical Software Solutions, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals with capital requirements between $5 million and $50 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com

Forward Looking Statements

Certain statements herein regarding Clarient, Inc. contain forwardlooking statements that involve risks and uncertainty. Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: the Company’s ability to continue to develop and expand its diagnostic services business, the Company’s ability to expand and maintain a successful sales and marketing organization, the Company’s ability to maintain compliance with financial and other covenants under the Company’s credit facilities, limitations on the Company’s ability to borrow funds under its credit facilities based on the Company’s qualified accounts receivable and other liquidity factors, the Company’s ability to obtain annual renewals of or replacements for its credit facilities, the effects of a going concern audit opinion on the Company’s operations, the Company’s ability to successfully transition its billing function in-house from a third party vendor, whether the conditions to payment of all or any portion of the contingent consideration from the Company’s prior sale of its instrument systems business to Zeiss are satisfied, the Company’s ability to remediate the material weaknesses in the Company’s internal control over financial reporting, the continuation of favorable third party payer reimbursement for laboratory tests, the Company’s ability to obtain additional financing on acceptable terms or at all, unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in identifying and developing new diagnostic tests or novel markers, the Company’s ability to fund development of new diagnostic tests and novel markers and the amount of resources the Company determines to apply to novel marker development and commercialization, failure to obtain FDA clearance or approval for particular applications, the Company’s ability to compete with other technologies and with emerging competitors in novel cancer diagnostics and dependence on third parties for collaboration in developing new tests, and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Recent experience with respect to laboratory services, revenues and results of operations may not be indicative of future results for the reasons set forth above.

The 2008 financial results described above are preliminary. Final financial results will be reported in the financial statements to be included within the Company’s December 31, 2008 Form 10-K.

The Company does not assume any obligation to update any forward-looking statements or other information contained in this document.

Adjusted EBITDA Definition

“Adjusted EBITDA” is defined by the Company as income or loss from continuing operations before (i) interest expense, (ii) tax expense, (iii)  depreciation and amortization expense and (iv) stock-based compensation expense. Adjusted EBITDA as defined by the Company may differ from non-  GAAP measures used by other companies and is not a measurement under GAAP.  Management believes that using Adjusted EBITDA as a metric can enhance an overall understanding of the Company’s expected financial performance from ongoing operations, and Adjusted EBITDA is used by management for that purpose. We believe that Adjusted EBITDA is frequently used by analysts, investors and other interested parties in evaluating companies such as ours and that it provides a useful measure of our financial performance since its use eliminates the effects of period to period changes in costs associated with impairment of assets related to capital investments, interest on our debt, capital lease obligations and non-cash stock based compensation charges. In addition, under our credit facilities with Gemino Healthcare Finance LLC and Comerica Bank we are required to maintain minimum levels of Adjusted EBITDA.

There are limitations inherent in non-GAAP financial measures such as Adjusted EBITDA in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its revenue. Management compensates for these limitations in non-GAAP measures by also evaluating our performance based on traditional GAAP financial measures. Accordingly, in analyzing our future financial performance, investors should consider these non-GAAP results together with GAAP results, rather than as an alternative to GAAP basis financial measures.

Contact:

Matt Clawson

949.474.4300

matt@allencaron.com

TABLES FOLLOW

Clarient, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007*	2008	2007*

Revenue	$21,937	$12,357	$73,735	$42,995
Cost of services	8,885	7,257	32,941	26,807

Gross profit	13,052	5,100	40,794	16,188

Operating expenses:
Sales and marketing	3,292	2,306	10,957	8,630
General and administrative	5,093	4,121	18,722	15,278
Bad debt	4,432	1,793	12,199	3,558
Research and Development	88	128	407	519

Total operating Expenses	12,905	8,348	42,285	27,985

Operating income (loss)	146	(3,248)	(1,491)	(11,797)

Other expense and taxes, net	2,401	549	8,154	2,372

Loss from continuing operations	(2,255)	(3,797)	(9,645)	(14,169)

Income (loss) from discontinued operations, net of tax	—	(102)	—	5,412

Net loss	$(2,255)	$(3,899)	$(9,645)	$(8,757)

Basic and diluted income (loss) per common share:

Continuing operations	$(0.03)	$(0.05)	$(0.13)	$(0.20)
Discontinued operations	—	—	—	$0.08
Net Income (loss)	$(0.03)	$(0.05)	$(0.13)	$(0.12)

Weighted average number of common shares outstanding	74,659,240	71,842,274	72,917,817	71,573,121

* Adjusted for certain reclassifications between cost of services and operating expenses as a result of an income statement classification error discovered during the fourth quarter of 2008.

Reconciliation of “Loss from Continuing Operations to Adjusted EBITDA”

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Loss from Continuing Operations	$(2,255)	$(3,797)	$(9,645)	$(14,169)
Interest Expense, Net	2,401	549	8,148	2,349
Depreciation	459	842	3,275	3,342
Stock Compensation Expense	287	625	1,711	1,820
Taxes	—	—	6	23

Adjusted EBITDA	$892	$(1,781)	$3,495	$(6,635)

Clarient, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2008	2007

Cash and cash equivalents	$1,838	$1,516
Accounts receivable, net	20,314	12,020
Property and equipment, net	11,911	10,997
Other assets	1,445	2,348

Total assets	$35,508	$26,881

Total liabilities	$40,248	$31,670
Stockholders’ deficit	(4,677)	(4,789)

Total liabilities and stockholders’ deficit	$35,508	$26,881

CONTACT: Matt Clawson, +1-949-474-4300, matt@allencaron.com, for Clarient, Inc.